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                                                                    EXHIBIT 11.1

                                  STATEMENT RE:
                       COMPUTATIONS OF NET LOSS PER SHARE

                                                       THREE MONTHS ENDED JUNE 30,                SIX MONTHS ENDED JUNE 30,
                                                       ---------------------------                -------------------------
                                                        2003                 2002                 2003                 2002
                                                        ----                 ----                 ----                 ----
Numerator:
    Numerator for basic and diluted loss
     per share
     NET LOSS                                      $  (2,105,755)       $  (1,413,955)       $  (3,570,610)       $  (2,985,484)
                                                   =============        =============        =============        =============

Denominator:
    Denominator for basic loss per share
    Weighted average shares                          162,357,550          146,659,453          162,201,058          134,182,700

     Effect of dilutive securities:
         Stock options and warrants                           --                   --                   --                   --

    Dilutive potential common shares                          --                   --                   --                   --
                                                   -------------        -------------        -------------        -------------

     Denominator for diluted earnings per
     share

        Adjusted weighted average shares and
        assumed conversions                          162,357,550          146,659,453          162,201,058          134,182,700
                                                   =============        =============        =============        =============

BASIC LOSS PER SHARE                               $       (0.01)       $       (0.01)       $       (0.02)       $       (0.02)
                                                   =============        =============        =============        =============
DILUTED LOSS PER SHARE                             $       (0.01)       $       (0.01)       $       (0.02)       $       (0.02)
                                                   =============        =============        =============        =============

We incurred a net loss for the six months ended June 30, 2003 and 2002. Therefore, we did not make adjustments for potentially dilutive securities, as the adjustments would have been anti-dilutive.